UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2023 (December 19, 2023)

Synchronoss Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40574	06-1594540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 par value	SNCR	The Nasdaq Stock Market, LLC
8.375% Senior Notes due 2026	SNCRL	The Nasdaq Stock Market, LLC

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2023, Synchronoss Technologies, Inc. (the “Company”) announced that Christopher Hill would leave his position as Executive Vice President, Chief Commercial Officer, effective as of December 31, 2023. In accordance with his executive employment plan dated April 30, 2021 between the Company and Mr. Hill, contingent upon Mr. Hill’s execution of a general release of claims and compliance with certain restrictive covenants, Mr. Hill will be entitled to severance benefits specified therein.

In connection with his departure, on December 19, 2023 Mr. Hill entered into a consulting agreement with the Company effective as of January 1, 2024 (the “Effective Date”), under which he will provide certain sales and sales realization services for a period of not to exceed six (6) months after the Effective Date (the “Consulting Agreement”). Mr. Hill’s compensation for services under the Consulting Agreement shall be contingent upon the achievement of certain specified objectives on or prior to June 30, 2024. In the event the objectives are achieved on or prior to April 30, 2024, Mr. Hill’s sole compensation shall consist of vesting of an aggregate of 12,362 shares of the Company’s common stock underlying restricted stock awards (“RSAs”) that were previously granted to Mr. Hill and were scheduled to vest in April 2024 (the “Eligible Stock”). In the event the objectives are achieved after April 30, 2024 but on or prior to June 30, 2024, Mr. Hill’s sole compensation shall consist of a cash payment equal to the number of shares of Eligible Stock multiplied by the per share closing price of the Company’s common stock on the day the objectives are achieved. The Consulting Agreement further provides that, other than the Eligible Stock, any performance-based RSAs, cash or cash units and any performance-based RSAs, cash or cash units previously issued or granted to Mr. Hill, will terminate in connection with his departure. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement expected to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2023

Synchronoss Technologies, Inc.
/s/ Louis Ferraro
Name:	Louis Ferraro
Title:	Chief Financial Officer
3